Executing on Strategic Priorities & Financial Goals



CUMULUS MEDIA

STRATEGIC PRIORITIES

ENHANCING OPERATING PERFORMANCE

Initiatives to grow market share, maximize inventory value and improve efficiency and effectiveness

- Delivered company-wide revenue share growth for eight straight quarters
- Reduced operating expense by ~2% year-to-date
- Completed >50% of rollout of new pricing/inventory systems
- Grew EBITDA in 2017 for first time in five years, with continued Y-o-Y improvement through 3Q18

GROWING DIGITAL BUSINESSES

Investment and initiatives to drive growth in high potential digital audio and marketing services businesses

- Launched full-service podcast platform in 2017
- Launched local digital marketing services platform in 2017
- Expanded streaming distribution with 2018 TuneIn partnership
- Grew company-wide digital revenue by ~45% with positive contribution margin

OPTIMIZING PORTFOLIO

M&A to achieve and/or expand leadership positions or divest assets in accretive transactions

- Purchased WKQX-FM in Chicago in 2018 for $18 mm
- Announced recent sale and swap transactions with EMF and Entercom, respectively
- Sold Blacksburg market and other money-losing stations in 2018
- Focused on maximizing value of a parcel of land in D.C.

FINANCIAL GOALS

1. Generate as much as **$100 mm** of free cash flow per year
2. Reduce net leverage to **<4.0x** as quickly as possible
3. Reinvest in opportunities with meaningful growth or valuation potential

LATEST MOVES TO OPTIMIZE PORTFOLIO

SALE OF SIX STATIONS TO EMF FOR $103.5 MM

95.5 PLJ

Mix 107.3

Talk 106.7

REBEL

1021 The Sound

KFFG FM

SWAP WITH ENTERCOM

NASH FM 94.7

NASH ICON 98.3 / 1450

97.7 WMAS

Cumulus Media (NYC/Springfield, MA)

107.9 the Mix

CBS Sports 1430AM

ZPL

Entercom (Indianapolis)

ANNOUNCED TRANSACTIONS ARE CONSISTENT WITH COMPANY'S PRIORITIES & GOALS

- Monetizing basket of assets with **$5-7 mm** of EBITDA, collectively, at a significantly accretive multiple
- Generates cash net proceeds of **$80-90 mm** that can be used to reduce net leverage and invest in new opportunities
- Nearly doubles Indianapolis cluster, resulting in the **leading market position**

All metrics are through 3rd Quarter 2018, except for market share gains, which are through 4th Quarter 2018